UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), May 25, 2005 (May 20, 2005)

Axtive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20995	13-3778895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 LBJ Freeway, Suite 275, Dallas, Texas	75244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 560-6328

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 20, 2005, Axtive Corporation (the “Company”) filed its Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2005 with the Commission. The Form 10-QSB was filed on or before the fifth calendar day following the prescribed due date pursuant to the Company’s timely filing of a Form 12b-25 Notification of Late Filing with respect thereto on May 17, 2005.

Due to the Company’s extremely low cash position as reflected in the Form 10-QSB, the Company was unable to obtain a review by an independent registered public accounting firm of the unaudited financial statements included in the Form 10-QSB prior to filing. In the interest of providing as much information as possible on a timely basis to its stockholders and potential investors, the Company elected to file the Form 10-QSB without obtaining the review. The Company intends to obtain the review as soon as reasonably practicable. After completion of the review, if there are any changes as a result of the review, the Company will promptly file an amendment to the Form 10-QSB.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXTIVE CORPORATION

Date: May 25, 2005	By:	/s/ GRAHAM C. BEACHUM III
Graham C. Beachum III
President and Chief Operating Officer

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